EXHIBIT 10.1

Bridge Loan Agreement

THIS BRIDGE LOAN AGREEMENT is dated as of March 4, 2015, by and between New Energy Technologies, Inc., a corporation organized under the laws of the State of Nevada (“Borrower”), and 1420468 Alberta Ltd., a corporation organized under the laws of the Province of Alberta, Canada (“Creditor”).

W I T N E S S E T H:

WHEREAS, Borrower wishes to induce Creditor to loan to Borrower, and Creditor is willing to loan to Borrower, subject to the terms and conditions set forth herein, SIX HUNDRED THOUSAND DOLLARS ($600,000).

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively:

“Agreement” shall mean this Bridge Loan Agreement as the same may be amended, modified or supplemented from time to time.

“Closing” shall mean the execution and delivery of the Loan Documents by Borrower and Creditor.

“Closing Date” shall mean the date of the Closing.

“Event of Default” shall mean any of the events of default described in Section 6.01.

“Loan” shall mean the $600,000 loan to be made by Creditor to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Promissory Note, and any and all other documents delivered by or on behalf of Borrower in connection with the Loan, as the same may be amended, modified or supplemented from time to time.

“Note” or “Promissory Note” shall mean Borrower’s $600,000 promissory note to Creditor dated the date hereof and attached hereto as Exhibit A, as said Note may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, and any replacement or successor note.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Potential Default” shall mean any condition, event, act or omission which, with the giving of notice or passage of time or both, would constitute an Event of Default as described in Article VI below.

1.02. Construction of Agreement. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and vice versa. References in this Agreement to “judgments” of Creditor include good faith estimates by Creditor (in the case of quantitative judgments) and good faith beliefs by Creditor (in the case of qualitative judgments). The words “hereof,” “herein,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section and subsection references are to this Agreement unless otherwise specified.

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ARTICLE II

THE LOAN

2.01. Agreement to Lend; Use of Proceeds. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Creditor agrees to make a $600,000 loan to Borrower, such funds to be disbursed to Borrower on even date herewith. The proceeds of the Loan will be used for general administrative purposes as Borrower sees fit.

2.02. Note. The obligation of Borrower to repay the principal and interest of the Loan shall be evidenced by the Note.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Creditor that:

3.01. Authority and Authorization. Borrower has the power and authority to execute and deliver this Agreement, to make the borrowing provided for herein, to execute and deliver the Note in evidence of such borrowing, to execute and deliver the other Loan Documents to which Borrower is a party and to perform its obligations hereunder and under the Note and the other Loan Documents, and all such action has been duly and validly authorized.

3.02. Execution and Binding Effect. This Agreement, the Note and the other Loan Documents to which Borrower is a party have been duly and validly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with the terms hereof and thereof, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

3.03. Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Note or the other Loan Documents, consummation of the transactions herein or therein contemplated or performance of or compliance with the terms and conditions hereof or thereof.

3.04. Absence of Conflicts. Neither the execution and delivery of this Agreement, the Note or the other Loan Documents nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any law, (b) conflict with or result in a breach of or a default under any agreement or instrument to which Borrower is a party or by which either of them or any of their properties (now owned or hereafter acquired) may be subject or bound or (c) result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of Borrower.

3.05. Financial Condition. Borrower has not applied for or consented to the appointment of a receiver, trustee or liquidator of itself or any of its property, admitted in writing its inability to pay its debts as they mature, made a general assignment for the benefit of creditors, been adjudicated a bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, and no action has been taken by Borrower for the purpose of effecting any of the foregoing. No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or all or a substantial part of the assets of Borrower, or appointing a receiver, sequestrator, trustee or liquidator of it or any of its property.

3.06. Defaults. No Event of Default and no Potential Default has occurred and is continuing or exists.

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3.07. Litigation. There is no pending or (to Borrower’s knowledge) threatened proceeding by or before any Official Body against or affecting Borrower which if adversely decided would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower or on the ability of Borrower to perform its obligations under the Loan Documents.

3.08. Power to Carry On Business. Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

ARTICLE IV

CONDITIONS OF LENDING

The obligation of Creditor to consummate the Closing and to make the Loan is subject to the satisfaction of the following conditions:

4.01. Representations and Warranties. The representations and warranties contained in Article III hereof and in the other Loan Documents shall be true on and as of the Closing Date. No Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur and exist after the consummation of the Closing.

4.02. Warrants. On or before the Closing Date Borrower shall issue to Creditor such documentation as required to evidence warrants (the “Warrants”) to purchase up to 500,000 shares of the Borrower’s common stock at an exercise price per share of $1.20. The Warrants shall contain, at a minimum: (i) a term of five (5) years; (ii) a provision for cashless exercise; and (iii) such other anti-dilution provisions as are customary.

4.03. Miscellaneous. Borrower shall have furnished to Creditor such other instruments, documents and opinions as Creditor shall reasonably require to evidence and secure the Loan and to comply with this Agreement, the Promissory Note and the requirements of regulatory authorities to which Borrower is subject.

4.04. Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to Creditor and Creditor shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Creditor, as Creditor may from time to time request.

ARTICLE V

AFFIRMATIVE COVENANTS

Borrower covenants to Creditor as follows:

5.01. Notices. Promptly upon becoming aware thereof, Borrower shall give Creditor notice of:

(a) any Event of Default or Potential Default, together with a written statement setting forth the details thereof, and the action being taken by Borrower to remedy the same; or

(b) the commencement, existence or threat of any proceeding by or before any Official Body against or affecting Borrower which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower or on its ability to perform its obligations under the Loan Documents.

5.02. Books and Records. Borrower shall maintain and keep proper records and books of account in which full, true and correct entries shall be made of all its dealings and business affairs.

5.03. Right to Participate in Future Financings. Creditor shall have the right, but not the obligation, so long as any part of the principal of the Loan (or any accrued and unpaid interest thereon) remains outstanding to participate, on the same terms and conditions as other investors, in any equity or debt financings effected by Borrower; and, in any such which the Creditor may elect, in its sole discretion, to participate and apply the then outstanding principal of the Loan (and accrued and unpaid interest thereon) towards the purchase price of the securities acquired by it such financings.

5.05. Other Obligations. Borrower shall maintain all obligations of Borrower in whatsoever manner incurred, including but not limited to obligations for borrowed money or for services or goods purchased by Borrower, in a current status.

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ARTICLE VI

DEFAULTS

6.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law) described below which continues and persists for thirty (30) days beyond the required date of notice of such Event of Default specified in Section 5.01:

i.  Failure to pay any required principal repayment on the Loan when due or failure to pay any cash interest (if applicable) on the Loan within 10 days of the date upon which such interest is due;

ii. Failure to pay, or any default in the payment of, any principal of or any interest on any debt for money borrowed (other than the Loan, which is covered by (i) above) of Borrower, which remains uncured for a period of 30 days.

iii.  Any material breach of representations and warranties made by Borrower, which remains uncured for a period of 30 days after notice by Creditor;

iv.  Bankruptcy or insolvency of Borrower; and

v. And final judgment, writ or warrant of attachment in an amount greater than $100,000 filed against Borrower or its assets which remains unbonded, uninsured or unstayed for 120 days.

6.02. Consequences of an Event of Default. If an Event of Default specified in Section 6.01 shall occur and continue after the expiration of applicable notice and grace periods, if any, set forth therein, Creditor may, by notice to Borrower, declare the unpaid principal amount of the Note and all other amounts owing by Borrower hereunder or under the Note or the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

ARTICLE VII

MISCELLANEOUS

7.01. Further Assurances. From time to time upon the request of Creditor, Borrower shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Creditor may reasonably deem necessary or desirable to confirm this Agreement and the Note, to carry out the purpose and intent hereof and thereof or to enable Creditor to enforce any of its rights hereunder or thereunder.

7.02. Amendments and Waivers. Creditor and Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement or the Note or any other Loan Document or changing the rights of Creditor or of Borrower hereunder or thereunder, and Creditor may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower hereunder or thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof any Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

7.03. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Creditor in exercising any right, power or privilege under any of the Loan Documents shall affect any other exercise thereof or exercise of any other right, power or privilege. The rights and remedies of Creditor under this Agreement are cumulative and not exclusive of any rights or remedies which Creditor would otherwise have under the other Loan Documents, at law or in equity.

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7.04. Notices. Any notice or other communication required or permitted hereunder shall be in writing and, unless delivery instructions are otherwise expressly set forth above herein, either delivered personally (effective upon delivery), by facsimile transmission (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the third Business Day after the date of mailing), at the following addresses (or at such other address(es) for a party as shall be specified by like notice, effective day of transmission):

If to the Borrower, at:

New Energy Technologies, Inc.

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

Attention: President & CEO

Email: JConklin@newenergytechnologiesinc.com

If to Creditor, at:

1420468 Alberta Ltd.

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others. No change in any of such addresses shall be effective insofar as notices under this Section 7.04 are concerned unless such changed address shall have been given to such other party hereto as provided in this Section 7.04. For purposes hereof, the term “Business Day” means any day other than a Saturday, Sunday or any day on which banks in the State of New York are authorized or required by federal law to be closed in New York, New York.

7.05. No Third Party Rights. Except as contemplated by Section 7.08 hereof, nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, which is intended for the sole and exclusive benefit of the parties hereto.

7.06. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

7.07. Number and Gender. For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, and vice versa, as the context may require.

7.08. Heirs, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Creditor, Borrower and their respective heirs, successors and assigns, except that Borrower may not assign or transfer any of its rights hereunder without the prior written consent of Creditor. Except to the extent otherwise required by the context of this Agreement, the term “Creditor” where used in this Agreement shall mean and include any holder of the Note originally issued to Creditor hereunder, and the holder of such Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

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7.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

7.10. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 7.04.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

New Energy Technologies, Inc.

By:	/s/ John Conklin
Name: John Conklin
Title: President and Chief Executive Officer

1420468 Alberta Ltd.

By:	/s/ Jasbinder Chohan
Name: Jasbinder Chohan
Title: President

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EXHIBIT A

PROMISSORY NOTE

$600,000	March 4, 2015

FOR VALUE RECEIVED, the undersigned New Energy Technologies, Inc., a Nevada corporation having its principal place of business at 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044 (“Maker”), hereby promises to pay to the order of 1420468 Alberta Ltd., an Alberta, Canada corporation having its principal place of business at 15495 111A, Surrey, BC V3R 0J6 (“Payee”), in lawful money of the United States of America , the principal sum of SIX HUNDRED THOUSAND DOLLARS ($600,000), together with interest thereon, payable as set forth below.

The entire balance, interest and principal, will be payable in full on the earlier of: (a) the closing of any debt or equity financing by Maker in excess of SIX HUNDRED THOUSAND DOLLARS, or (b) September 4, 2015 (the “Maturity Date”). Interest on this Note shall compound quarterly and shall accrue at the annual rate of eight and one-half percent (7%) as computed on the basis of a 365-day year. Interest will begin to accrue as of the date hereof and is payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable. Following the occurrence and during the continuance of an Event of Default, which, if susceptible to cure is not cured within the cure periods (if any) set forth in Section 6.01 of the Bridge Loan Agreement, otherwise then from the first date of such occurrence until cured, the annual interest rate on this Note shall be the lesser of fifteen percent (15%), or the maximum rate allowable by law and be due on demand.

This Note may be prepaid at any time, in whole or in part, without interest, penalty or premium of any kind.

If any payment of principal or interest on this Note shall become due on a day which is a Saturday, Sunday or holiday, such payment shall be made on the next succeeding business day.

Maker hereby waives presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

No delay or omission on the part of Payee or any holder hereof in exercising its rights under this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Payee or any holder hereof, nor shall any waiver by Payee or any holder hereof of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

Maker shall pay Payee on demand any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Maker) taken to protect, enforce, collect, determine or assert any right or remedy under this Note.

This Note shall bind Maker and the heirs and assigns of Maker, and the benefits hereof shall inure to the benefit of Payee and the heirs and assigns of Payee. All references herein to “Maker” shall be deemed to apply to Maker and its heirs and assigns, and all references herein to “Payee” shall be deemed to apply to Payee and its heirs and assigns.

In the event one person or a group of related persons acquires more than 50% of the voting stock of Maker (other than the current principal shareholders or Maker’s current senior management or trusts created for the benefit of the families of either the principal shareholders or the current senior management), a Change of Control will have been deemed to have occurred. In the event of a Change of Control, the Payee shall have the right, but not the obligation, to require Maker to repurchase all or any part of Maker’s Loan at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest remaining.

This Note shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, New York statutes of limitations. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Maker agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Payee from bringing suit or taking other legal action against the Maker in any other jurisdiction to collect on the Maker’s obligations to Payee, or to enforce a judgment or other decision in favor of the Payee.

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IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Note as of the date and year first above written with the intention that this Note shall constitute a sealed instrument.

New Energy Technologies, Inc.

By:	/s/ John Conklin
Name: John Conklin
Title: President and Chief Executive Officer

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